EXHIBIT INDEX

1.12 Resolution of the Board of Directors of American Enterprise Life Insurance Company establishing 12 subaccounts dated Sept. 29, 2000.

1.13 Resolution of the Board of Directors of American Enterprise Life Insurance Company establishing 85 subaccounts dated Feb. 5, 2002.

4.1 Form of Deferred Annuity Contract for the American Express FlexChoice(SM) Variable Annuity contract Option L (form 271496).

4.2 Form of Deferred Annuity Contract for the American Express FlexChoice(SM) Variable Annuity contract Option C (form 271491).

5         Form  of  Variable  Annuity   Application  for  the  American  Express
          FlexChoice(SM) Variable Annuity (form  271552).

8.3 (c) Form of Second Amendment to Participation Agreement among Variable Insurance Products Fund III, and Fidelity Distributors Corporation and American Enterprise Life Insurance Company, dated Feb. __, 2002.

8.4 (b) Form of Amendment to Participation Agreement among MFS Variable Insurance Trust, American Enterprise Life Insurance Company and Massachusetts Financial Services Company, dated Feb. 28, 2002.

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10. Consent of Independent Auditors for the American Express FlexChoice(SM) Variable Annuity.

13. Copy of schedule for computation of each performance quotation provided in the Registration Statement for the American Express FlexChoice(SM) Variable Annuity in response to Item 21.